CODE OF ETHICS OF

                              THE DECLARATION GROUP



I.  INTRODUCTION

         This Code of Ethics has been adopted by Declaration Cash Account (the "Fund"), Declaration Investment Advisers (the "Adviser") and Declaration Distributors, Inc. (the "Distributor"), in compliance with Rule 17j-1 (the
"Rule") under the Investment Company Act of 1940 (the "Act") to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of the Fund may abuse their fiduciary duties to the Fund and to deal with other types of conflict of interest situations to which the Rule is addressed.

II.  GENERAL PROHIBITIONS

         The specific provisions and reporting requirements of the Rule and this Code of Ethics are concerned primarily with those investment activities of Access Persons, defined below, who are associated with the Fund and who thus may benefit from or interfere with the purchase or sale of portfolio securities by the Fund. However, the Rule and this Code of Ethics shall apply to all affiliated persons of the Fund the Distributor and the Adviser ("Covered Persons").

         The Rule makes it "unlawful" for Covered Persons to engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of securities by an investment company. Accordingly, under the Rule and this Code of Ethics no Covered Person shall use any information concerning the investments or investment intentions of the Fund, or his or her ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Fund.

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         In  addition,  no Covered  Person  shall,  directly  or  indirectly  in connection with the purchase or sale of a "security held or to be acquired" by the Fund:

              (i) employ any device,  scheme or artifice to defraud the Fund; or
(ii) make to the Fund, the Adviser or the Distributor any untrue statement of material fact or omit to state to any of the foregoing a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; or (iii) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or (iv) engage in any manipulative practice with respect to the Fund.

        III.     PRINCIPLES

IV. This  Code of  Ethics  acknowledges  the  general  principles  that  Covered
  Persons: (A) owe a fiduciary obligation to the Fund; (B) have the duty at all times to place the interests of shareholders first; (C) must conduct all personal securities transactions in such a manner as to avoid any actual or potential conflict of interest or abuse of an individual's position of trust and responsibility; and (D) should not take inappropriate advantage of their positions in relation to the Fund.

        IV.  DEFINITIONS (AS USED HEREIN)

A. "ACCESS PERSON" means:  (1) any officer,  director or employee of the Adviser


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or of the Fund; (2) any employee of any company in a control relationship to the
Adviser or the Fund who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by the Fund, or whose functions or duties relate to the making of any recommendations with respect to such purchases or sales; (3) any natural person in a control relationship to the Adviser or the Fund who obtains information concerning recommendations made for the purchase or sale of securities by the Fund;  and (4) with respect to the  Distributor,  any partner,
officer,   or  employee  who,  in  the  ordinary  course  of  business,   makes,
participates in or obtains information regarding the purchase or sale of securities for the Fund or whose functions or duties as part of the ordinary course of business relate to the making of any recommendations regarding the purchase or sale of securities by the Fund.

B. "AFFILIATED PERSON" of another person means: (1) any person directly or indirectly owning, controlling or holding with power to vote, 5% or more of the outstanding voting securities of such other person; (2) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such other person; (3) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (4) any officer, director, partner, copartner, or employee of such other person; (5) any investment adviser of the Fund.

C. "BENEFICIAL INTEREST" means: any interest by which an Access Person or any member of his or her immediate family (relative by blood or marriage living in the same household), can directly or indirectly derive a monetary benefit from the purchase, sale (or other acquisition or disposition) or ownership of a security, except such interests as Clearing Officers (defined below) shall determine to be too remote for the purpose of this Code of Ethics. (A


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transaction  in which an Access  Person  acquires  or  disposes of a security in which he or she has or thereby acquires a direct or indirect Beneficial Interest will be referred to in this Code of Ethics as a "personal securities" transaction or as a transaction for the person's "own account").

D. "CONTROL" means: the powers to exercise a controlling influence over the management or policies of a company (unless such power is solely the result of an official position with such company). Any person who owns beneficially, directly or through one or more controlled companies, more than 25% of the voting securities of a company shall be presumed to control such company.

E. "COVERED PERSON" shall have the meaning set forth in Paragraph 1 of this Code of Ethics.

F. "INVESTMENT PERSON" means an Access Person described in paragraph IV (A) above and includes a trader in fund portfolio securities.

G. "PORTFOLIO MANAGER" means an Access Person who is responsible for making decisions as to securities to be bought or sold for the Fund's portfolio.

H. "TRADER" means an Access Person who is responsible for effecting portfolio security transactions on behalf of the Fund.

I. "SECURITY" includes all stock, debt obligations and other instruments comprising the investments of the Fund, including any warrant or option to acquire or sell a security and financial futures contracts, but excludes securities issued by the U.S. government or its agencies, bankers' acceptances, bank certificates of deposit, commercial paper and shares of a mutual fund. References to a "Security" in this Code of Ethics shall include any warrant for, option in, or security immediately convertible into that "Security."

J. A "security held or to be acquired" by the Fund means any security (as defined above) which, within the most recent 15 days: (i) is or has been held by


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the Fund; or (ii) is being or has been considered by the Adviser for purchase by the Fund.

K. A security is "being considered for purchase or sale" from the time an order is given by or on behalf of the Fund to the order room of the Adviser until all orders with respect to that security are completed or withdrawn.


V.  PROHIBITED TRANSACTIONS

A. Subject to any more limiting requirements set forth below, an Access Person may not effect a personal securities transaction if he or she knows or should know at the time of entering into the transaction that: (i) the Fund has engaged in a transaction in the same security within the last 15 days, or is engaging in a transaction or is going to engage in a transaction in the same security in the next 15 days; or (ii) the Adviser has within the last 15 days considered a transaction in the same security for the Fund or is considering such a transaction in the security or within the next 15 days is going to consider such a transaction in the security, unless such Access Person (1) obtains advance clearance of such transaction and (2) reports to the Fund the information described in Paragraph VI of this Code of Ethics.

B.  INITIAL PUBLIC OFFERINGS

         An Investment Person may not acquire any security in an initial public offering.

C.  PRIVATE PLACEMENTS

         (1) An Investment Person may not acquire any security in a private placement without express prior approval. If granted, such prior approval will take into account, among other factors, whether the investment opportunity


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should be reserved for the Fund, and whether the opportunity is being offered to the Investment Person by virtue of his or her position with the Fund. (2) An Investment Person who has been authorized to acquire securities in a private placement should be required to DISCLOSE that investment when they play a part in subsequent consideration of an investment in the issuer by any Fund in the Fund complex. (3) In such circumstances, the Fund's decision to purchase securities of the issuer should be subject to an INDEPENDENT REVIEW by investment personnel with no personal interest in the issuer.

D.  BLACKOUT PERIODS

         (1) An Access Person may not effect a personal securities transaction on a day during which any fund in his or her complex has a pending "buy" or "sell" order in that same security until that order is executed or withdrawn.
(2) In addition, a portfolio manager may not buy or sell a security for his or her own account within at least seven calendar days before and after a fund that he or she manages trades in that security. (3) Any profits realized on trades within the prescribed periods will have to be disgorged.

E.  BAN ON SHORT - TERM TRADING PROFITS

         In addition to the blackout periods described above, an Investment Person may not profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days. Any profits realized on such short-term trades will have to be disgorged.

F.  GIFTS

         An Investment Person may not accept any gift or other thing of more than DE MINIMIS value from any person or entity that does business with or on behalf of the Fund.



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G.  SERVICE AS A DIRECTOR

         An Investment Person may not serve on the board of directors of any publicly traded company, without prior authorization which is based upon a determination that the board service would be consistent with the interests of the Fund and its shareholders. If and when such board service is authorized, the Investment Person serving as a director will be isolated from other Investment Persons who make investment decisions involving that company through "Chinese Wall" or other procedures.

VI.  ADVANCE CLEARANCE REQUIREMENT

         A.  PROCEDURES

         (1) FROM WHOM OBTAINED

         Advance clearance of a personal securities transaction required to be approved under paragraph VI above must be obtained from any two officers of the Fund who are not either parties to the transaction or a relative of a party to the transaction. These officers are referred to in this Code of Ethics as "Clearing Officers."

         (2) TIME OF CLEARANCE

         Transaction clearances must be obtained no more than three (3) days prior to the transaction. If the trade is not made within three (3) days of the date of clearance, a new clearance must be obtained.

         (3) FORM

         Clearance must be obtained in writing by completing and signing a form approved for that purpose by the Fund, which form shall set forth the details of the proposed transaction, and obtaining the signatures of


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         any two of the  Clearing  Officers.  An example of such Form is annexed hereto as Schedule A.

         (4) FILING

         A copy of all completed clearance forms, with all required signatures, shall be retained by the Administrator of this Code of Ethics.

B. FACTORS CONSIDERED IN CLEARANCE OF PERSONAL TRANSACTIONS

         The Clearing Officers may refuse to grant clearance of a personal transaction in their sole discretion without being required to specify any reason for the refusal. Generally, the Clearing Officers will consider the following factors in determining whether or not to clear a proposed transaction:

              (1) Whether the amount or nature of the transaction or person making it likely to affect the price or market for the Security;

              (2) Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered by the Fund;

              (3) Whether the security proposed to be purchased or sold is one that would qualify for purchase or sale by the Fund;

              (4) Whether the transaction is nonvolitional on the part of the individual, such as receipt of a stock dividend or a sinking fund call.

VII.  EXEMPT TRANSACTIONS

         Neither the prohibitions nor the reporting requirements of this Code of Ethics apply to:

         (A)  Purchases,   sales  or  other   acquisitions  or  dispositions  of
         Securities for an account over which the Covered Person or Access Person has no direct influence or control and does not exercise indirect influence or control;

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         (B)  Purchases,   sales  or  other   acquisitions  or  dispositions  of
         Securities which are not eligible for purchase or sale by the Fund;

         (C) Involuntary purchases or sales made by a Covered Person or an Access Person;

         (D) Purchases which are part of an automatic dividend reinvestment plan;

         (E) Purchases or other acquisitions or dispositions resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of Securities of such issuer and the sale of such rights;

         (F) Purchases, sales or other acquisitions or dispositions which receive the prior approval of the Clearing Officers upon consideration of the factors stated in subparagraph VI (B) above and/or because:

              (1) their potential harm to the Fund is remote;

              (2) they would be unlikely to affect a highly institutional market; or

              (3) they are clearly not related economically to Securities being considered for purchase or sale by the Fund.

VIII.  A.  REPORTING REQUIREMENTS

         (1) Within ten (10) days after the end of each calendar quarter, each access Person shall make a written report to the Administrator of this Code of Ethics of all non-exempt transactions occurring in the quarter by which they acquired or disposed of a Beneficial Interest in any Security.

         (2) Such report must contain the following information with respect to each reportable transaction:


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              (a) Date and  nature  of the  transaction  (purchase,  sale or any other type of acquisition or disposition;

              (b) Title, number of share or principal amount of each Security ant the price at which the transaction was effected; and

              (c) Name of the broker, dealer or bank with or through whom the transaction was effected.

         (3) Such report may contain a statement that the report is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Interest in any Security to which the report relates.

         (4) Notwithstanding the quarterly reporting requirement set fort in paragraph VIII (A)(i) above, a director of the Fund who is not an "interested Person" of the Fund, as such term is defined in a Section 2 (a)(19) of the Act, shall not be subject to such reporting requirement for a quarter as to which such director submits a signed statement that during such a quarter there was no securities transactions by him or her that were subject to Paragraph V of this Code of Ethics except those as to which such director received advance approval in accordance with Paragraph VI. The signed statement shall be provided to the Administrator within ten (10) days after the end of the calendar quarter.

         B.  FORM OF REPORT

         The report may be on the form provided by the Fund or may consist of broker statements which provide at least the same information. A copy of the form is attached hereto as Schedule B.

         C.  RESPONSIBILITY TO REPORT

         The  responsibility  for taking the  initiative to report is imposed on


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each individual  required to make a report. Any effort by the Fund to facilitate the reporting process does not change or alter that responsibility.

         D.  WHERE TO FILE REPORT

         All reports must be filed with the Administrator of this Code of Ethics.


IX.  CONFIDENTIALITY OF FUND TRANSACTIONS

         Until disclosed in a public report to shareholders or to the SEC in the normal course, all information concerning Securities "being considered for purchase or sale" by the Fund shall be kept confidential by all Access Persons and disclosed by them only on a "need to know" basis. It shall be the responsibility of the Administrator of this Code of Ethics to report any inadequacy found by him to the Board of Directors of the Fund or any committee appointed by the Board to deal with such information.


X.  SANCTIONS
         Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by the Fund, the Advisor or the Distributor as may be deemed appropriate under the circumstances to achieve the purchases of the Rule and this Code of Ethics which may include suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Fund and the more advantageous price paid or received by the offending person. Sanctions for violation of this Code of Ethics by a director of the Fund will be determined by a majority vote of its Independent Directors.



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XI.  ADMINISTRATION AND CONSTRUCTION

         (A)  The   administration   of  this  Code  of  Ethics   shall  be  the
responsibility   of  the   Secretary   of  the  Fund  who  shall  serve  as  the
"Administrator" of this Code of Ethics.

         (B) The duties of such Administrator shall include:

              (1) Continuous maintenance of a current list of the names of all Access Persons with an appropriate description of their title or employment;

              (2) Providing each Access Person a copy of this Code of Ethics and informing them of their duties and obligations thereunder, and assuring that Covered Persons who are not access persons are familiar with applicable requirements of this Code of Ethics;

              (3) Supervising the implementation of this Code of Ethics by the Adviser and the Distributor and the enforcement of the terms hereof by the Adviser and the Distributor;

              (4) Maintaining or supervising the maintenance of all records and reports required by this Code of Ethics;

              (5) Preparing listings of all transactions effected by any Access Person within fifteen (15) days of the date on which the same security was held, purchased or sold by the Fund;

              (6) Determining whether any particular securities transaction should be exempted pursuant to the provisions of paragraph 4(f) of this Code of Ethics;

              (7) Issuing either personally or with the assistance of counsel as


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              may be appropriate, an interpretation of this Code of Ethics which may appear consistent with the objectives of the Rule of this Code of Ethics;

              (8) Conducting of such inspections or investigations, including scrutiny of the listings referred to in the preceding subparagraph, as shall reasonably be required to detect and report, with his recommendations, any apparent violations of this Code of Ethics to the Board of Directors of the Fund or any Committee appointed by them to deal with such information;

              (9) Submitting a quarterly report to the directors of the Fund containing a description of any violation and the sanction imposed; transactions which suggest a possibility of a violation of interpretations issued by and any exemptions or waivers found appropriate by the Administrator; and any other significant information concerning the appropriateness of this Code of Ethics.

XII.  REQUIRED RECORDS

         The Administrator shall maintain and cause to be maintained in an easily accessible place, the following records:

         (A) A copy of any Code of Ethics adopted pursuant to the Rule which has been in effect during the past five (5) years;

         (B) A record of any violation of such Code of Ethics and of any action taken as a result of such violations;

         (C) A copy of each report made by the Administrator within two (2) years from the end of the fiscal year of the Fund in which such report


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         and  interpretation  is made or issued and for an additional  three (3)
         years in a place which need not be easily accessible; and

         (D) A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to the rule and this Code of Ethics.

XIII.  AMENDMENTS AND MODIFICATIONS

         This Code of Ethics may not be amended or modified except in a written form which is specifically approved by majority vote of the Independent Directors of the Fund.

         This Code of Ethics was adopted by the Board of Directors of the Distributor, at a meeting held on June 15, 1998.

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SCHEDULE B
QUARTERLY SECURITIES TRANSACTIONS
CONFIDENTIAL REPORT

         The following lists all transactions in securities in which I had any direct or indirect beneficial ownership during the last calendar quarter. (If no transactions took place write "None".) Sign and return to the Secretary of the Fund no later than the 10th day of the month following the end of the quarter. Use reverse side if additional space is needed.

PURCHASE AND ACQUISITIONS
-------------------------

         NO. OF
         SHARES OR
         PRINCIPAL NAME OF
DATE     AMOUNT               SECURITY     UNIT PRICE     TOTAL PRICE     BROKER
--------------------------------------------------------------------------------









SALES AND OTHER DISPOSITIONS
----------------------------










                                            NAME:
Date:
     ---------------                        SIGNATURE:



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